Exhibit 1.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated March 4, 1999 accompanying the financial statements of Van Kampen Focus Portfolios, Series 139 as of March 4, 1999, contained in this Post-Effective Amendment No. 1 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in the Prospectus.

                                                  GRANT THORNTON LLP

Chicago, Illinois
March 4, 1999